EXHIBIT 16.1

March 2, 2010

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Delcath Systems, Inc.

Commission File Number  001-16133

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Delcath Systems, Inc. in Item 4.01 of its Form 8-K dated March 2, 2010, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/  CCR LLP